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                                                                    EXHIBIT 99.1


                         [METAL MANAGEMENT, INC. LOGO]

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:

Xavier Hermosillo, Vice President of Investor Relations
     & Corporate Communications:
Midwest/East-Call (312)645-0445 - West Coast - Call (310)832-2999

                            METAL MANAGEMENT ISSUES
                              SENIOR SECURED NOTES

Chicago, IL - - May 7, 1999 - Metal Management, Inc. (NASDAQ symbol-MTLM)("Metal Management" or "MTLM" or the "Company") today announced that it has issued $30-million principal amount of its 12-3/4% Senior Secured Notes due 2004 in a Rule 144A private offering. The Notes were issued at 90% of their principal amount and are prepayable by the Company, in whole or in part, at 100% of their principal amount at any time after June 15, 2000 and are secured by a second priority lien on certain of the Company's property, plant and equipment. The net proceeds of this offering to Metal Management, approximately $25.6 million after the 10% original issue discount and transaction fees and expenses, were used to pay down a portion of the Company's outstanding bank indebtedness under its senior credit facility. Giving effect to this repayment, the Company's borrowing availability under its senior bank credit facility increased to approximately $47-million.

The securities referenced above have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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METAL MANAGEMENT ISSUES                                                  PAGE 2
     SENIOR SECURED NOTES


T. Benjamin Jennings, the Company's Chairman and Chief Executive Officer, said, "This financing represents an important layer of long-term capital that significantly improves Metal Management's liquidity. It will provide us with the financial flexibility and working capital that should inspire confidence in our investors and trading partners. We are confident that the improving market conditions for steel and scrap metals will continue to improve our liquidity and financial performance."

Metal Management is one of the largest and fastest-growing full service metal recyclers in the United States, with approximately 55 recycling facilities in 15 states and estimated annualized gross revenues of approximately $800-million. The Company also owns a 28.5 percent interest in Southern Recycling, which operates 22 facilities in five states along the Gulf Coast.
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All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect MTLM's current expectations regarding the future profitability of MTLM and its subsidiaries and the benefits to be derived from MTLM's execution of its industry consolidation strategy. As discussed in MTLM's annual report on Form 10-K for the fiscal year ended March 31, 1998, as amended, and in any periodic filing filed by the Company after the date thereof, some of the factors which could affect MTLM's performance include, among other things: the effects of leverage on Metal Management, immediate and future capital requirements, risk of dilution to existing shareholders, potential inability to control growth or to successfully integrate acquired businesses, limited operating history, cyclicality of the metals recycling industry, potential inability to complete pending acquisitions, commodity price fluctuations, compliance with environmental, health and safety and other regulatory requirements applicable to MTLM, potential environmental liability, risk of deterioration in relations with labor unions, control by principal stockholders and dependence on key management, dependence on suppliers of scrap metals, concentration of customer risk, competition in the scrap metals industry, availability of scrap alternatives, stock market volatility and year 2000 compliance.

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